EXHIBIT 5

                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                      2455 E. Sunrise Boulevard, Suite 905
                          Ft. Lauderdale, Florida 33304
                             Telephone: 954-564-6616
                                Fax: 954-561-0997

                                                              September 19, 2003

Michael Rouse, President
Turbine Truck Engines, Inc.
1200 Flightline Boulevard, Suite 5
Deland, Florida 32724

         Re:   Turbine Truck Engines, Inc.  (the "Company")

Dear Mr. Rouse:

         This opinion is given in connection with the registration of 1,000,000 shares (the "Shares") of common stock, $.001 par value, included in a
Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended.

         We have acted as counsel to the Company only in connection with the preparation of the Form SB-2 Registration Statement pursuant to which the Shares were registered and, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

         The 1,000,000 shares being offered by the Company are now authorized but unissued shares.

         Based on, and subject to the foregoing, we are of the opinion that
1,000,000 Shares being offered by the Company, when issued and sold pursuant to this Registration Statement, will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof.
Based upon our interpretation of Florida Law and its Constitution, no representations stated or set forth in this opinion is in contravention of
Florida Law or its Constitution.

         This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an Exhibit thereto.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     /s/  Richard P. Greene
                                                          Richard P. Greene
                                                          For the Firm